Exhibit 10.2

MARKETING AGREEMENT

by and between

Charles Schwab & Co., Inc.

and

E-Loan Inc.

made and entered into

as of April 25, 2000

Recitals

I Marketing Of E-Loan Services

1.1 Schwab Mortgage Website.

1.2 Access to the Schwab Mortgage Website. *

1.3 Customer Service and Loan Service Support 2

1.4 Restrictions. *

1.5 Additional Promotions . 3

1.6 Integrations and Future Integrations . 3

II Operation of the Schwab Mortgage Website *

2.1 Operation and Maintenance of the Schwab Mortgage Website. *

2.2 Content on the Schwab Mortgage Website. *

2.3 Advertising and Links. *

2.4 Customer Service Standards. *

2.5 Responsibilities of E-Loan to Customers . 6

III E-Loan Services *

3.1 Standard of Care. *

3.2 Compliance with Law. *

3.3 Customer Service. *

3.4 Review Rights. *

3.5 Reports to Schwab. *

3.6 Inspection Rights. *

3.7 Schwab Employee Discounts . 8

IV Schwab's Responsibilities *

4.1 Standard of Care. *

4.2 False, Inaccurate and Misleading Statements. *

4.3 Document Review Rights. *

V Ownership and Exclusivity *

5.1 Ownership of Schwab Materials. *

5.2 Ownership of E-Loan Materials. *

5.3 Right to Own Customer Information. *

5.4 Treatment of Customer Information. *

5.5 Exclusive Relationship. 10

5.6 Independent Development . 11

VI License to Use Marks *

6.1 License to Use "Schwab Mark". *

6.2 License to "E-Loan Marks". *

6.3 Ownership and Use of Marks. *

VII Indemnification *

7.1 Indemnification of Schwab *

7.2 Notifications and Other Indemnification Procedures. *

7.3 Settlements. ??

viii COMPENSATION TO SCHWAB 16

8.1 Marketing Fee. 16

8.2 Warrant. 16

ix representations, warranties and covenants 17

9.1 Reciprocal Warranties. 17

9.2 Representations, Warrants and Covenants of E-Loan. 17

9.3 E-Loan's Year 2000 Representation. 18

9.4 Schwab's Year 2000 Representation. 18

X Confidentiality and Non-Solicitation 18

10.1 Definition of Confidential Information. 18

10.2 Exclusions. 19

10.3 Treatment of Confidential Information. 19

10.4 Compelled Disclosures. 20

10.5 Return of Confidential Information. 20

10.6 Solicitation of Schwab Customers. 21

10.7 Non-Exclusive Equitable Remedy. 21

XI Termination 22

11.1 Term. 22

11.2 Termination on Breach of Law. 22

11.3 Termination on Breach of Agreement. 22

11.4 Termination Based on Effectiveness of Marketing. 23

11.5 Effects of Termination. 24

11.6 Transition Matters. 24

XII Miscellaneous Provisions 25

12.1 Board Seat. 25

12.2 Disclosure of Relationship. 25

12.3 Confidentiality of Terms and Results. 25

12.4 Insurance. 25

12.5 Notices. 26

12.6 Application of Law; Venue. 26

12.7 Headings, Articles and Sections. 26

12.8 Independent Parties. 27

12.9 Amendments. 27

12.10 Number and Gender. 27

12.11 Counterparts. 27

12.12 Attorneys' Fees. 27

12.13 Arbitration. 27

12.14 Cooperation. 28

12.15 Severability. 28

12.16 Entire Agreement. 28

12.17 Authorship. 28

12.18 Force Majeure. 28

12.19 Assignment. 29

MARKETING AGREEMENT

This Marketing Agreement ("Agreement") is made and entered into as of April 25, 2000 ("Effective Date"), by and between Charles Schwab & Co., Inc., a California corporation located at 101 Montgomery Street, San Francisco, CA 94104 ("Schwab") and E-Loan Inc., a Delaware corporation located at 5875 Arnold Road, Suite 100, Dublin, CA 94568 ("E- Loan").

RECITALS

A. Schwab, a securities broker known nationally for its integrity, innovation and customer service, maintains two separate websites through the Internet and the World Wide Web relating to financial services: (1) a Schwab "client only" private website accessible only by Schwab clients (the "Private Website"); and (2) a generally accessible public website (the "Public Website") (the Private Website and the Public Website are collectively called "Schwab Websites");

B. E-Loan, an on-line lender and loan broker which maintains a website (the "E-Loan Website") which, among other things, provides domestic and international real estate lending services, auto lending services and other credit arrangements to persons through the Internet and the World Wide Web. E-Loan desires to advertise its domestic real estate lending services as specified in Exhibit A attached hereto (hereafter "E-Loan Services") on the Schwab Websites and to obtain a license to use the "Schwab" name in connection with marketing certain of E-Loan Services;

C. In order to assist E-Loan in the marketing of E-Loan Services, Schwab and E- Loan intend to develop a co-branded website (the "Schwab Mortgage Website") on which E-Loan will offer E-Loan Services to Schwab's clients and other persons accessing the Schwab Mortgage Website. Those persons accessing the Schwab Mortgage Website and others seeking E-Loan Services as a result of the marketing efforts supporting this Agreement are hereinafter referred to as "Customers".

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements, and conditions contained in this Agreement, and in return for good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, Schwab and E-Loan hereby agree as follows:

TERMS OF AGREEMENT
  . Marketing of E-Loan Services
    Schwab Mortgage Website. E-Loan will create the Schwab Mortgage Website, an internet site accessible by Customers, that will have the "look and feel" of the Schwab Websites including the current navigation header, with graphical reference to E- Loan. The date the Schwab Mortgage Website is readily accessible to the general public via the Schwab Links or otherwise will be referred to as the "Launch Date". The Schwab Mortgage Website will contain various hypertext links to mortgage tools, services, and articles provided by E-Loan and shall enable Customers to, at a minimum, (a) search for rates for domestic mortgages, home equity loans, and refinancings (collectively "Loan Products") from a variety of lenders; (b) apply online for a Loan Product; and (c) prequalify for a Loan Product. All hypertext links from the Schwab Mortgage Website shall be subject to the prior written approval of Schwab. All tools, services, and articles will have a Schwab Mortgage Website co-branded header, and use the current Schwab navigation header and E-Loan sidebar and footer. Both parties shall agree to the "look and feel" of the Schwab Mortgage Website.
    Access to the Schwab Mortgage Website. Schwab and E-Loan will cooperate in creating, as soon as possible, a readily accessible link between the Schwab Mortgage Website, the Schwab Websites and, as determined by Schwab, one or more websites developed, owned, licensed, operated, hosted or otherwise controlled by Schwab or any Schwab affiliate. Schwab and E-Loan will also cooperate in creating, as soon as possible, a means to allow Customers access to the Schwab Mortgage Website by e-mail link, as mutually determined by the parties. All methods by which Schwab will link Customers to the Schwab Mortgage Website will be referred to as the "Schwab Links". Schwab and E-Loan will each pay their own costs for creating and accepting the Schwab Links. The Schwab Links and the Schwab Mortgage Website will include such caveats and disclaimers as Schwab and E-Loan deem necessary or appropriate in the form and location determined by Schwab and E-Loan.
    Customer Service and Loan Service Support. E-Loan shall provide customer service support to users accessing the E-Loan Services. E-Loan shall create and maintain a toll-free customer service line designed and intended to be for the exclusive use of Customers (the "Mortgage Service Line"). Schwab and E-Loan shall create a "warm transfer" telephone call from a Schwab line to the Mortgage Service Line. In supporting the Mortgage Service Line, E-Loan shall provide Schwab with customer service metrics and policies which are equal or superior to E-Loan's standard metrics and policies. E-Loan shall provide a level of service to Customers that is equal or superior to the level of service E-Loan is then providing to other E-Loan customers.
    Restrictions. Other than by engaging in the activities described in Sections 1.1, 1.2 and 1.3 above, E-Loan shall not (i) describe Schwab's brokerage services (other than disseminating or posting promotional or advertising materials approved in each case by Schwab pursuant to Section 3.4 below); (ii) become involved in the financial services offered by Schwab, including, without limitation, by: (A) opening, maintaining, administering, or closing customer brokerage accounts with Schwab; (B) soliciting, processing, or facilitating securities transactions relating to customer brokerage accounts with Schwab; (C) extending credit to any Customer for the purpose of purchasing securities through, or carrying securities with, Schwab; (D) answering Schwab client inquiries or engaging in negotiations involving brokerage accounts or securities transactions; (E) accepting Schwab client securities orders, selecting among broker-dealers or routing orders to markets for Schwab execution; (F) handling funds or securities of Schwab clients, or effecting clearance or settlement of client securities trades; or (G) resolving or attempting to resolve any problems, discrepancies, or disputes involving Schwab client accounts or related transactions. E-Loan acknowledges that engaging in any of the above activities may subject E-Loan to broker-dealer registration requirements under the Securities Exchange Act of 1934 and applicable state law.
    Additional Promotions. Schwab shall promote the Schwab Mortgage Website through various written and electronic mediums up to an aggregate expense of [*] Dollars [*] per twelve month period beginning as of the Effective Date year. All such materials will be subject to the review and consent of Schwab and E-Loan pursuant to Sections 3.4 and 4.3. Schwab will invoice E-Loan monthly for the costs of such promotional materials and services, which invoice shall be paid within thirty (30) days. If both parties agree, additional promotional expense above and beyond the annual [*] Dollars [*] may be incurred. E-Loan will be invoiced for these additional costs.
    Integrations and Future Integrations. E-Loan shall provide all Schwab clients, whether or not Customers, with access to E-Loan's current and future tools and calculators. Schwab may use any or all of such tools on the Schwab Websites, other websites maintained by Schwab, or any third party website linked to the Schwab Websites or any of its affiliates' websites. Furthermore, it is the intention of the parties to enter into further discussions concerning the potential further integration of Schwab's and E-Loan's technologies, however, nothing contained herein will obligate any party hereto to enter into any arrangement to integrate such technologies.
  . Operation of the Schwab Mortgage Website
    Operation and Maintenance of the Schwab Mortgage Website. E-Loan acknowledges and agrees that it will be solely responsible for the operation and maintenance of the Schwab Mortgage Website. E-Loan accepts all responsibility for ensuring that the use of the Schwab Mortgage Website complies with this Agreement and all applicable federal, state, local, foreign and self-regulatory authorities' laws, rules and regulations. Without limiting the generality of the foregoing, E-Loan's responsibilities include, without limitation:
      Maintenance of the Schwab Mortgage Website. E-Loan shall maintain the Schwab Mortgage Website, including all necessary computer systems and telecommunications capabilities, in accordance with applicable industry standards and the specifications set forth in the "System Performance Standards" attached hereto as Exhibit B.
      Support Services. E-Loan shall, at its own expense, offer to Customers customer support of the Schwab Mortgage Website which is designed and intended to be exclusively available to Customers. All forms of support available to E-Loan customers shall be made available to Customers (i.e. phone support, live chat, U.S. mail and e-mail). E-Loan customer service representatives supporting the Loan/Call Center referenced in Section 2.4, shall use a script designed by E-Loan and approved by Schwab pursuant to Section 3.4. On-going navigational support for the Schwab Mortgage Website will be provided by E-Loan. Schwab may also request, from time to time, that E- Loan provide additional support features and E-Loan shall consider such requests in good faith.
      System Availability and Integrity. E-Loan shall maintain its systems including the Schwab Mortgage Website so as to be available 99% of the time and to provide 99.9% data integrity. The user interface response time for the Schwab Mortgage Website shall be no less than that experienced on the E-Loan Website. E-Loan shall maintain disaster recovery capabilities so as to resume business functionality within one hour. E-Loan shall maintain a secure server for the operation of the Schwab Mortgage Website so that no Customer information can be read by a third party intercepting the transmission.
      Quality Control. E-Loan will institute quality controls, including suitable testing procedures, to ensure the availability of the Schwab Mortgage Website and to ensure that the Schwab Mortgage Website performs in accordance with the applicable specifications and in a manner consistent with the highest applicable industry standards. Subject to Article X hereof, upon Schwab's reasonable request, Schwab will have the right to review E-Loan's quality controls in order to verify the quality of the Schwab Mortgage Website and the Schwab Mortgage Website's performance. Schwab's possession of information gleaned from such review shall be treated as Confidential Information, as defined below, of E-Loan; and Schwab's right to review and/or possession of such information will not obligate Schwab to establish procedures for dealing with E-Loan's quality controls.
      Problem Resolution. On discovery of any significant bugs, errors in, or problems with the Schwab Mortgage Website, E-Loan shall notify Schwab within sixty (60) minutes of such discovery and shall advise Schwab when the problem will be resolved or the next update provided. During the term of this Agreement, E-Loan shall promptly resolve all significant bugs or errors in, or problems with the Schwab Mortgage Website reported by Schwab, Customers, other E-Loan customers or discovered by E-Loan, but in any event no longer than twenty-four (24) hours after such problem is reported. If E-Loan reasonably believes that certain bugs or errors cannot be corrected within twenty-four (24) hours, E-Loan shall provide Schwab with (i) a description of the problem, (ii) its proposed solution for the problem, and (iii) a commercially reasonable time estimate for implementation of the solution for the problem within twenty-four (24) hours after the bug or error is reported.
    Content on the Schwab Mortgage Website. Subject to Section 1.1 hereof, E-Loan shall be solely responsible for creating, editing, reviewing, deleting and otherwise controlling all content that E-Loan posts or otherwise publishes on the Schwab Mortgage Website, including enforcing its rules relating to the posting of content by third parties and clients. In connection with such content, E-Loan represents, warrants and covenants to Schwab that, in connection with the materials published by E-Loan:
        such content does not and will not infringe or violate the intellectual property rights of any third party;
        such content does not and will not (i) contain any false, defamatory or offensive material, or (ii) violate any applicable law, rule or regulation;
        E-Loan has sufficient rights to such content to grant to Schwab and to Customers the rights set forth in this Agreement; and no consent of any third party is necessary for E-Loan to enter into this Agreement; and
        neither the content nor the Schwab Mortgage Website will contain viruses, Trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines.

Prior to creating, editing or deleting any content on the Schwab Mortgage Website, E-Loan shall obtain the written consent of Schwab.

    Advertising and Links. E-Loan shall obtain Schwab's prior written consent before placing any advertising or third party hyperlinks on the Schwab Mortgage Website.
    Customer Service Standards. E-Loan shall conform to or surpass the following customer service standards: (i) E-Loan's response time in answering phone calls shall be no more than twenty (20) seconds with an abandoned rate of less than 5% measured on a monthly basis; (ii) the length of E-Loan's service calls shall be as long as necessary to satisfy the Customer, with a goal of one-call resolution; (iii) E-Loan and its customer service personnel shall treat the Customers with respect and dignity at all times; (iv) in the event an E-Loan customer service representative is unable to answer a Customer's question during the first phone call, such customer service representative will follow-up on the matter, and within twenty-four (24) hours of the original call, E- Loan will place a return call to such Customer to provide a status update, (v) respond to all Customer e-mails within 24 hours, (vi) maintain a Loan/Call Center with adequate number of staff to support the required customer service metrics and policies under this Agreement, with hours of operation from 5:00 a.m. to 8:00 p.m. PST Monday through Friday and 6:00 a.m. to 6:00 p.m. Saturdays and Sundays, and (vii) respond to all mail requests within 24 hours or less of being processed. E-Loan shall institute written procedures to comply with the above standards.
    Responsibilities of E-Loan to Customers. E-Loan shall, in the ordinary course of its business, take and process loan applications from Customers, issue loan prequalifications and preapprovals, respond to Customer inquiries, underwrite and make credit decisions on loan applications, arrange and assist Customers with loan closings, consummate and fund loans, perform mortgage broker services where appropriate, provide required disclosures (including without limitation adverse action notices when adverse action is taken by E-Loan on an application), and perform such other mortgage services as are necessary or incident to providing initial Loan Products and mortgage services to Customers obtaining a mortgage loan. E-Loan shall provide a level of service to Customers identical to, or superior to, the level of service E-Loan is then providing to other E-Loan customers.
  . E-Loan Services
    Standard of Care. E-Loan shall conduct its businesses and operations with diligence and care, in conformity with the highest levels of business and ethical standards and in accordance with the terms of this Agreement. E-Loan is knowledgeable of the laws governing the business of E-Loan and E-Loan acknowledges that Schwab is relying on E-Loan to assure compliance with each law, regulation or code affecting the E-Loan Services offered by E-Loan on the Schwab Mortgage Website and the Schwab Links provided by Schwab under this Agreement.
    Compliance with Law. In connection with the solicitation of Customers and in the processing of applications and the making of real estate loans (and the collection of such loans, if E-Loan should ever engage in such activity), E-Loan shall:
        comply fully and completely with all applicable federal, state and local laws and regulations, including, without limitation, the federal Consumer Credit Protection Act and Regulation Z, the Equal Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Debt Collections Practices Act, all applicable state statutes, and regulations which are or may be applicable to E-Loan's business, or its use of marketing services provided by Schwab pursuant to this Agreement;
        not accept applications from, solicit or provide E-Loan Services to any Customer who resides in a state or seeks to obtain a loan secured by property located in a state where: (a) E-Loan may not legally offer E-Loan Services; or (b) Schwab may not legally provide the marketing services or license its name under this Agreement whether by reason of some prohibition, restriction, limitation, license or registration requirement or otherwise;
        not offer E-Loan Services where they can not legally do so or where the terms of this Agreement would require that Schwab be licensed or would otherwise be restricted, taxed or controlled without Schwab's prior written consent; and
        in any advertisement, whether or not on Schwab Websites, or in any communication of any kind or nature with any Customer, shall state clearly that the E-Loan Services offered or being provided (including, without limitation those E-Loan Services which may use the Schwab Mark or described on the Schwab Mortgage Website) are being provided by E- Loan and not by Schwab.
    Customer Service. The terms and conditions of the E-Loan Services offered to Customers will be more favorable than or identical to the terms and conditions of services offered to any other customers of E-Loan.
    Review Rights. E-Loan shall prepare and be responsible for the content of the Schwab Mortgage Website and all other communications with its customers (including Customers) and third parties; provided, however, that prior to the distribution of any materials that mention Schwab or the Schwab Links to E-Loan's customers (including the Customers) or any third parties, E-Loan shall provide Schwab with an opportunity to review and shall obtain Schwab's prior written consent, which consent may be withheld in Schwab's sole discretion, with respect to those portions of the communication that mention Schwab.
    Reports to Schwab. E-Loan will have a continuous obligation to cooperate with any requests for information and/or documents from Schwab or any regulatory body of competent jurisdiction. Specifically, E-Loan agrees to:
      provide Schwab with a weekly summary report setting forth the data described on Exhibit "C"; and

    (b) immediately notify Schwab, in writing, of any complaints received relating to the Schwab Mortgage Website or any Customer.

    Inspection Rights. E-Loan will maintain complete records which accurately reflect its businesses and operations. Subject to the confidentiality requirements that E-Loan owes to its customers, Schwab will have the right, but not the duty, upon reasonable notice and during regular business hours, of unrestricted access to inspect, review and audit the books and records of E-Loan so as to confirm compliance with its obligations hereunder. Schwab will also have the right, but not the duty, to obtain copies of all written and electronic communications with Customers and such other documents, letters and/or agreements which may be requested by Schwab. The information obtained by Schwab pursuant to this Section 3.6 shall be treated as Confidential Information (as hereinafter defined) of E-Loan. Schwab shall, at all times and upon reasonable notice, have the right but not the obligation, at Schwab's expense, of unrestricted access to inspect, either itself or through its duly authorized representatives, all or any portion of E-Loan's Internet promotions of E-Loan Services to Customers and to: (a) monitor telephonic, electronic and other written and oral communications between E-Loan and Customers; (b) review application, loan processing and loan files; and (c) review any files or records, whether written or in any other media, relating to customer service, Customer comments or Customer complaints. Schwab shall not retain any Customer Information obtained pursuant to this section 3.6 except insofar as is reasonably necessary to evidence possible non-compliance by E-Loan under this Agreement. In the event that a dispute should arise between the parties under the Agreement that requires resolution under section 12.13, the parties shall cooperate so as to mask any Customer-identifying data to be put before the arbitrator. All such monitoring and inspection activities shall comply with all applicable laws and regulations.
    Schwab Employee Discounts. E-Loan shall provide employees of Schwab and its affiliates discounts on E-Loan Services for an amount to be agreed upon by both parties.
  . Schwab's Responsibilities
    Standard of Care. Schwab shall conduct its businesses and operations with diligence and care, in conformity with the highest levels of business and ethical standards and in accordance with the terms of this Agreement.
    False, Inaccurate and Misleading Statements. Schwab shall not make any claims, warranties or representations with respect to the Schwab Mortgage Website or E-Loan Services which are false, inaccurate or misleading.
    Document Review Rights. Schwab shall prepare and be responsible for the content of all communications with its clients (including Customers) and third parties; provided, however, that prior to the distribution of any materials that mention E-Loan or the Schwab Mortgage Website, Schwab shall provide E-Loan with an opportunity to review and shall obtain E-Loan's written consent, which may be withheld in E-Loan's sole discretion, with respect to those portions of the communication that mention E-Loan or the Schwab Mortgage Website.
  . Ownership and Exclusivity
    Ownership of Schwab Materials. As between E-Loan and Schwab, all right, title and interest in and to, and ownership of, all materials delivered by Schwab to E-Loan, including all patent, copyright, trade secret and other intellectual property rights embodied therein, for the purpose of assisting E-Loan in completing its obligations hereunder, including text, graphics, data, source code, flow charts, technical documentation, marketing plans, domain names, trademarks, trade dress rights or other identifying symbols of Schwab (the "Schwab Materials") will remain at all times exclusively in Schwab, and E-Loan will not acquire any right, title, or interest therein, and will not use the Schwab Materials in any manner without first obtaining Schwab's express written consent to such use, which may be withheld at Schwab's sole discretion.
    Ownership of E-Loan Materials. As between Schwab and E-Loan, all right, title and interest in and to, and ownership of, all materials delivered by E-Loan to Schwab, including all patent, copyright, trade secret and other intellectual property rights embodied therein, for the purpose of assisting Schwab in completing its obligations hereunder, including text, graphics, data, source code, flow charts, technical documentation, marketing plans, domain names, trademarks, trade dress rights or other identifying symbols of E-Loan (the "E-Loan Materials") will remain at all times exclusively in E-Loan, and Schwab will not acquire any right, title, or interest therein, and will not use the E-Loan Materials in any manner without first obtaining E-Loan's express written consent to such use, which may be withheld at E-Loan's sole discretion.
    Right to Own Customer Information. As between Schwab and E-Loan, each party shall retain ownership of the Customer Information (as hereinafter defined) that it independently collects from its own respective customers during the term of this Agreement, which independent collection shall not be deemed to include any information provided by any party hereto to the other. Unless authorized by Schwab in writing, up to the point where a prospective Customer begins filling out an application for a Mortgage Loan, E-Loan will not use or have any rights to any information requested, collected or gathered on-line or otherwise from a prospective Customer who visits the Schwab Mortgage Website or who otherwise contacts E-Loan, other than for the purposes of evaluating real estate loan applications. Further, E-Loan will not have any right to use the Customer Information in any advertising or promotional materials. "Customer Information" means all data information pertaining to or identifiable to a Customer, including, without limitation, (i) name, address, zip code, phone number, social security number, birth date, e-mail address, passwords, personal financial information, personal preferences, demographic data, marketing data, credit data or any other identification data, that itself identifies or when tied to the above information, may identify a Customer; (ii) any information that reflects Customers', prospects' or users' interactions with a party's website, including, but not limited to, information concerning computer search paths, any profiles created or general usage data; or (iii) any data otherwise submitted in the process of registering for a party's website (such as name, address, phone number and e-mail address) and data submitted during the course of using a party's website. However, each party may receive or use Customer Information for the purposes contemplated by this Agreement, and if either party learns or obtains any Customer Information of the other party, such party will treat such Customer Information as proprietary and confidential to the other party in accordance with Section 5.4 hereof, whether or not such Customer Information was intentionally disclosed. Subject to the Inspection Rights of Section 3.6, E-Loan shall not share with Schwab, and Schwab will not have any rights to, any Customer Information not already in Schwab's possession that E-Loan receives in connection with a loan application or any inquiry by a Customer about E-Loan's mortgage or other loan products or services, except to the extent a Customer authorizes E-Loan to share such information with Schwab.
    Treatment of Customer Information. Without limiting any other warranty or obligation specified in this Agreement, during the term of this Agreement and thereafter in perpetuity, E-Loan will not gather, store, or use Schwab's Customer Information in any manner and will not disclose, distribute, sell, share, rent or otherwise transfer any of Schwab's Customer Information to any third party, except as such party may be expressly and reasonably directed to in advance in writing by Schwab. E- Loan represents, covenants, and warrants that it will collect, use and disclose Customer Information belonging to Schwab only in compliance with Schwab's written instructions, including, without limitation, its privacy policies then in effect and all applicable laws (including, but not limited to policies and laws related to spamming, privacy and consumer protection). E-Loan hereby agrees to indemnify and hold harmless Schwab against any damages, losses, liabilities, settlements and expenses (including, without limitation, costs and attorneys' fees) in connection with any claim or action that arises from an alleged violation of the foregoing. Nothing contained herein is intended to prevent E-Loan from making disclosures about its customer base, provided that such information is presented as generalized aggregate information which does not allow for the identification of any individual Customer. E-Loan hereby agrees that it will make disclosures to Customers concerning its customer privacy policies and, in particular, the sharing of customer information. E-Loan will not disclose to any third party the fact that a Customer (or group of Customers) is a Schwab client.
    Exclusive Relationship. During the term of this Agreement, E-Loan shall not enter into any agreement whatsoever relating to providing of E-Loan Services with [*] or any of its respective affiliates ("Schwab Competitor"). During the term of this Agreement, Schwab shall not enter into any agreement whatsoever relating to E-Loan Services with [*] or any of their respective affiliates, successors and assigns ("E-Loan Competitors"). Subject to the other provisions of this Agreement, nothing in this Section 5.5 shall prohibit E-Loan or Schwab from entering into any type of relationship or agreement with any entity other than a Schwab Competitor or E-Loan Competitor, respectively.
    Independent Development. Nothing in this Agreement will limit Schwab's or its affiliates' right to develop and offer products and services that have the same or similar functionality as the Schwab Mortgage Website, provided that Schwab does not use, infringe or misappropriate any of E-Loan's intellectual property rights or Confidential Information. Additionally, subject to Section 5.5, Schwab may obtain services similar to the E-Loan Services from a third party at any time.
  . License to Use Marks
    License to Use "Schwab Marks". Subject to all the terms and conditions of this Agreement, Schwab hereby grants E-Loan a nonexclusive, non-transferable, non-sublicensable license to use the names, logos, trade names, trade marks and/or service marks of Schwab (collectively "Schwab Marks") solely on the E-Loan Website and Schwab Mortgage Website, and solely in connection with the marketing and promotion of the E-Loan Services. Schwab, in its sole discretion from time to time, may change the appearance and/or style of the Schwab Marks, provided that, unless required earlier by a court order or to avoid potential infringement liability, E- Loan shall have fourteen (14) days' notice to implement any such changes. E-Loan hereby acknowledges and agrees that (i) the Schwab Marks are owned solely and exclusively by Schwab, (ii) except as set forth herein, E-Loan has no rights, title or interest in or to the Schwab Marks and (iii) all use of the Schwab Marks by E-Loan shall inure to the benefit of Schwab. E-Loan agrees not to apply for registration of the Schwab Marks (or any mark confusingly similar thereto) anywhere in the world. E-Loan agrees that it shall not engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of any Schwab Marks.
    License to "E-Loan Marks". Subject to all the terms and conditions of this Agreement, E-Loan hereby grants Schwab a nonexclusive, non-transferable, non-sublicensable license to use the names, logos, trade names, trade marks and/or service marks of E-Loan (collectively "E-Loan Marks") solely on the Schwab Website and the Schwab Mortgage Website and in connection with the marketing and distribution of information concerning the E-Loan Services to its clients. E-Loan, in its sole discretion from time to time, may change the appearance and/or style of the E-Loan Marks, provided that, unless required earlier by a court order or to avoid potential infringement liability, Schwab shall have fourteen (14) days' notice to implement any such changes. Schwab hereby acknowledges and agrees that, (i) E-Loan has the right to use the E-Loan Marks, (ii) except as set forth herein, Schwab has no rights, title or interest in or to the E-Loan Marks and (iii) all use of the E-Loan Marks by Schwab shall inure to the benefit of E- Loan. Schwab agrees not to apply for registration of the E-Loan Marks (or any mark confusingly similar thereto) anywhere in the world. Schwab agrees that it shall not engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of any E-Loan Marks.
    Ownership and Use of Marks. Each party acknowledges that the other has the right to use its respective Marks and agrees that it will take no action to challenge or undermine that party's rights or title to its Marks anywhere in the world. Each party acknowledges that all use of each Mark will inure exclusively to the benefit of the respective owner of such Mark. Each party will cooperate with the other's efforts to protect and register its respective Marks. The licenses granted in Section 6.1 and 6.2 hereof shall be subject to the following additional terms and conditions:
        each party shall obtain from the other approval in advance of the specific manner and mode in which any Mark licensed under Section 6.1 and 6.2 hereof is used and presented (such as in an advertisement or website);
        a party may only use the other's Mark in its standard form and style as used or authorized in writing by such party; no other letter(s), word(s), design(s), symbol(s), or other matter of any kind will be superimposed upon, associated with or shown in such proximity to a Mark so as to tend to alter or dilute it, and each party specifically agrees not to combine or associate a Mark with any other Mark;
        in all advertisements, promotional literature or other printed matter in which the Mark appears, the Mark must be identified as a Mark owned by the respective party, in a form and manner approved by the other party; in accordance with the foregoing, when used in printed materials, the Mark will be footnoted upon its appearance with a legend that such Mark is a Mark or registered Mark of the other party, as appropriate under the circumstances.
        neither party warrants or represents that the other's use of such Mark will not infringe the rights of other persons. In the event that either party is subject to any claim or action, or learns any facts that make such a claim or action reasonably possible, it will notify the other and the parties will negotiate in good faith a solution, including the adoption by a party of new names or marks to identify itself or its businesses in the territories where problems exist. All such new marks or names will be deemed a Mark for purposes of this Agreement; and
        each party will maintain the quality of the other's Mark in connection with its usage and placement during the term of this Agreement in a manner consistent with industry practices. Each party reserves the right to monitor the services provided under this Agreement to assure compliance with the standards for the services associated with their respective Marks.
  . Indemnification
    Indemnification of Schwab. E-Loan shall indemnify, defend and hold harmless Schwab and its subsidiaries, affiliated entities, shareholders, representatives, predecessors, beneficiaries, trustees, partners, joint venturers, successors and assigns, and their respective officers, directors, employees, agents and attorneys (collectively, "Indemnified Parties") from and against any and all losses, liabilities, obligations, damages, costs and expenses, whether known, unknown, contingent or inchoate, of any nature whatsoever, including, without limitation, actual attorneys' fees, court costs and other expenses (collectively, "Losses") incurred by Indemnified Parties and shall defend Indemnified Parties against any and all actions, causes of action, claims, demands, rights, suits, and proceedings (collectively, "Claims"), without regard to the validity of such Claims, brought against Indemnified Parties, in connection with or as a result of:
        acts, representations, practices, or omissions relating to the E-Loan Services, E-Loan's promotional materials or activities, or E-Loan's use of the Schwab Mark;
        an allegation of any contractual, statutory, common law or equitable claim of any kind or nature arising out of the marketing, sale, advertisement, distribution or provision of any E-Loan Services, including, but not limited to, any claim by a Customer, or other private party or public agency or public official;
        any breach of any representations or warranties contained herein and any breach or failure of E-Loan to perform any of its covenants or agreements set forth herein;
        any claim that the promotional materials provided by E-Loan or the advertisements on the Schwab Websites or the Schwab Mortgage Website by E-Loan infringe any of the proprietary rights of a third party or violate any applicable international, national, federal, state and municipal statutes, laws, decrees, rules, ordinances and regulations;
        the violation by E-Loan of any federal, state, local or foreign law, rule or regulation, including the rules and regulations of applicable self-regulatory agencies;
        any dishonest, fraudulent, negligent or criminal act or omission on the part of E-Loan's officers, directors, partners, employees, contractors, or agents or customers, including, without limitation, Customers;
        any complaints raised or losses asserted by any E-Loan customer, including, without limitation, Customers;
        the breach by E-Loan of any of its warranties, representations or covenants or agreements in this Agreement;
        any statements, representations, claims or warranties made by E-Loan to its customers, including, without limitation, the Customers, provided that the source of such statements, representations, claims or warranties is not Schwab; or
        the infringement of any third party's intellectual property rights by Schwab arising out of Schwab's use of E-Loan Materials in a manner authorized and approved by E-Loan.

Further, E-Loan agrees to reimburse each Indemnified Party for any and all expenses (including the fees and disbursements of counsel chosen by such Indemnified Party) as such expenses are reasonably incurred by such Schwab Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7.1 will be in addition to any liabilities that E-Loan may otherwise have.

    Notifications and Other Indemnification Procedures. Promptly after receipt by Schwab under this Article VII of notice of the commencement of any action, Schwab will, if a claim in respect thereof is to be made against E-Loan under this Article VII, notify E-Loan in writing of the commencement thereof, provided, however, to the extent it is not prejudiced as a proximate result of such failure, the omission to notify E-Loan will not relieve E-Loan from any liability which it may have to Schwab for contribution or otherwise than under the indemnity agreement contained in this Article VII. In case any such action is brought against Schwab and Schwab seeks or intends to seek indemnity from E-Loan, E-Loan will be entitled to participate in, and, to the extent that it will elect by written notice delivered to Schwab promptly after receiving the aforesaid notice from Schwab, to assume the defense thereof with counsel reasonably satisfactory to Schwab; provided, however, if the defendants in any such action include both Schwab and E-Loan and Schwab will have reasonably concluded that a conflict may arise between the positions of E-Loan and Schwab in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to E-Loan, Schwab will have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of Schwab. Upon receipt of notice from E-Loan to Schwab of the E-Loan's election so to assume the defense of such action and approval by Schwab of counsel, E-Loan will not be liable to Schwab under this Article VII for any legal or other expenses subsequently incurred by such Schwab in connection with the defense thereof unless (i) Schwab will have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that E-Loan will not be liable for the expenses of more than one separate counsel (together with local counsel), approved by E-Loan, representing Schwab who is a party to such action) or (ii) E-Loan will not have employed counsel satisfactory to Schwab to represent Schwab within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel will be at the expense of E-Loan.
    Settlements. Under this Article VII, E-Loan will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, E-Loan agrees to indemnify Schwab against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time Schwab will have requested E-Loan to reimburse Schwab for fees and expenses of counsel as contemplated by Section 7.2 hereof, E-Loan agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by E-Loan of the aforesaid request and (ii) E-Loan will not have reimbursed Schwab in accordance with such request prior to the date of such settlement. E-Loan will not, without the prior written consent of Schwab, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which Schwab is or could have been a party and indemnity was or could have been sought hereunder by Schwab, unless such settlement, compromise or consent includes an unconditional release of Schwab from all liability on claims that are the subject matter of such action, suit or proceeding.
  . Compensation to Schwab
    Marketing Fee. In addition to the Warrant being provided by E-Loan to Schwab pursuant to section 8.2, E-Loan shall pay the following to Schwab for its marketing services provided pursuant to the Agreement:

    For the period between the Launch Date or June 1, 2000, whichever is later, of the Agreement and its first anniversary, the sum of [*] Dollars [*] payable in 12 equal monthly installments commencing on the Launch date and on the first day of each succeeding month;

    For the period between the first anniversary of the Launch Date, or June 1, 2001, whichever is later and its second anniversary, the sum of [*] Dollars [*] payable in 12 equal monthly installments commencing on the first anniversary of the Launch Date and on the first day of each succeeding month;

    For the period between the second anniversary of the Launch Date or June 1, 2002, whichever is later, and its third anniversary, the sum of [*] Dollars [*] payable in 12 equal monthly installments commencing on the second anniversary of the Launch Date and on the first day of each succeeding month; and

    For the period between the third anniversary of the Launch Date or June 1, 2003, whichever is later, and the end of the term of this Agreement, the sum of [*] Dollars [*] payable in 12 equal monthly installments commencing on third anniversary of the Launch Date and on the first day of each succeeding month.

    Warrant. In consideration of Schwab's entering into this Agreement, E-Loan shall issue to Schwab warrants, dated the date hereof and in the forms attached hereto as Exhibit D-1, to purchase 6.5 million and 6.6 million shares, respectively, of E- Loan's common stock. The warrants shall be issued on the earlier of (a) the date of the closing of the sale of shares of E-Loan common stock pursuant to the Securities Purchase Agreement of even date, or (b) July 31, 2000. At the time of the issuance of the warrants, E-Loan will also enter into registration rights agreements with Schwab in essentially the form of the registration rights agreements attached hereto as Exhibit D-2 (said warrants, the Securities Purchase Agreement and the registration rights agreements are referred to collectively as the "Warrant").
  . Representations, Warranties and Covenants
    Reciprocal Warranties. Schwab and E-Loan each represent and warrant with respect to itself as follows: (a) such party is duly organized, validly existing, in good standing under the laws of the state in which it is organized and has the power and authority to carry on its business as it is now being conducted; (b) such party has the financial resources, personnel and organizational resources to perform its obligations under this Agreement and will notify the other of any change in such party's circumstances that would materially adversely impact its ability to perform its obligations under this Agreement; (c) such party has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (d) such party's board of directors or its authorized delegate(s) has duly and validly approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (e) no other corporate proceedings on the part of such party are necessary to approve this Agreement and to consummate the transactions contemplated hereby, (f) such party has not employed any broker or finder or incurred any liability for any broker's fees, commissions or finders fees in connection with this Agreement; and (g) this Agreement has been duly executed and delivered on behalf of such party and is a legal and binding obligation of such party enforceable against it in accordance with the terms and conditions of this Agreement, except (i) as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights and (ii) that the availability of equitable remedies, including specific performance, is subject to general equitable principles applied at the discretion of a court.
    Representations, Warranties and Covenants of E-Loan. E-Loan represents and warrants to Schwab as follows:
        E-Loan conducts its business only (and solicits business from persons residing in, and whose real property collateral is located) in states where, if licensure or registration is required, it is duly licensed or registered to do so. A list of all of E-Loan's licenses is attached as Exhibit E. E-Loan will maintain all such licenses and registrations in full force and effect during the term of this Agreement.
        The execution, delivery and performance of this Agreement will not breach, violate, conflict with or result in a default (whether after giving notice, lapse of time or both) under any contract or obligation to which E-Loan is a party.
        E-Loan will offer and provide its web-based services in accordance with applicable law and in a manner consistent with the generally accepted technical standards and requirements of the World Wide Web and the Internet;
        there is no injunction, order, judgment or decree imposed upon E-Loan, action, suit or proceeding before any court or governmental agency or body now pending, or, to the best knowledge of E-Loan, threatened against E-Loan which might result in any adverse change in the financial condition or business of E-Loan which might adversely affect its properties or assets which might prevent or have a material adverse effect on the transactions contemplated hereby; and
        at any time, and from time to time, during the term of this Agreement, E-Loan will execute and deliver such additional documents or instruments, provide Schwab with such additional information and take such other actions as may be reasonably requested by Schwab to carry out the intent and purposes of this Agreement.
    E-Loan's Year 2000 Representation. Without limiting any other representation, warranty or obligation specified in this Agreement, or in any other agreement, E-Loan expressly warrants to Schwab that the Schwab Mortgage Website and all services furnished under this Agreement are, and at all times will be, Year 2000 Compliant (as hereinafter defined). E-Loan further warrants that in providing the Schwab Mortgage Website and other services to Schwab, all of E-Loan's information processing services are, and at all times will be, Year 2000 Compliant. "Year 2000 Compliant" means that the Schwab Mortgage Website and services operate and (i) will correctly store, represent, and process (including sort) all dates (including single and multi-currency formulas and leap year calculations), such that errors will not occur when the date being used is in the year 2000, or in a year preceding or following the year 2000; and (ii) will not cause or result in an abnormal termination or ending. E-Loan further warrants that in providing the Schwab Mortgage Website and other services to Schwab, all of E-Loan's information processing services are, and at all times will be, Year 2000 Compliant.
    Schwab's Year 2000 Representation. Without limiting any other representation, warranty or obligation specified in this Agreement, or in any other agreement, Schwab expressly warrants to E-Loan that all services furnished by Schwab under this Agreement are, and at all times will be, Year 2000 Compliant. Schwab further warrants that in providing such services, all of Schwab's information processing services are, and at all times will be, Year 2000 Compliant.
  . Confidentiality and Non-Solicitation
    Definition of Confidential Information. Each party agrees that all information supplied by one party to the other (whether before, on or after the date hereof) including, without limitation, (a) any Customer Information, (b) source code, prices, databases, hardware, software, programs, engine protocols, models, displays and manuals, including, without limitation, the selection, coordination and arrangement of the contents thereof, and (c) any unpublished information concerning research activities and plans, marketing or sales plans, pricing or pricing strategies, operational techniques, strategic plans, the identity of Customers and Customer contacts, Customer data and unpublished financial information, including information concerning revenues, profits and profit margins, will be deemed confidential and proprietary to the supplying party ("Confidential Information").
    Exclusions. Confidential Information will not include any information or material, or any element thereof, whether or not such information or material is Confidential Information for the purposes of this Agreement, to the extent any such information or material, or any element thereof:
        has been published or is published hereafter, unless such publication is a breach of this Agreement or a similar confidential disclosure agreement;
        was already known to the receiving party prior to being disclosed by or obtained from the other party as evidenced by written records kept in the ordinary course of business of, or by proof of actual use by, the receiving party;
        has been or is hereafter rightfully received by the receiving party from a third person without restriction or disclosure and without breach of this Agreement; or
        has been independently developed by the receiving party as evidenced by the receiving party's written records kept in the ordinary course of business.

It will be presumed that any Confidential Information in a receiving party's possession is not within exceptions (b), (c) or (d) above, and the burden will be upon the receiving party to prove otherwise by records and documentation.

    Treatment of Confidential Information. Each party recognizes the importance of the other's Confidential Information. In particular, each party recognizes and agrees that Confidential Information of the other is critical to their respective businesses and that neither party would enter into this Agreement without assurance that such information and the value thereof will be protected as provided in this Section 10.3 and elsewhere in this Agreement. Accordingly, each party agrees as follows:
        each party will hold any and all Confidential Information it obtains in the strictest confidence and will use and permit the use of Confidential Information solely for the purposes of this Agreement (the "Permitted Purposes");
        each party may disclose or provide access to its responsible employees, and may make copies of, Confidential Information only to the extent reasonably necessary to carry out the Permitted Purposes;
        each party currently has, and in the future will maintain in effect and enforce, rules and policies to protect against access to, use or disclosure of Confidential Information other than in accordance with this Agreement, including, without limitation, written instruction to and agreements with employees and agents to ensure that such employees and agents protect the confidentiality of such Confidential Information. Each party will expressly instruct its employees and agents not to disclose Confidential Information to third parties, including, without limitation, customers, subcontractors or consultants, without the other's prior written consent;
        each party, at its own expense, will take all steps, including, without limitation, the initiation and prosecution of actions at law or in equity, necessary or appropriate to prevent use or disclosure, and upon any unauthorized disclosure further unauthorized disclosure or use of which it becomes aware, of any Confidential Information received or obtained by it, except as expressly permitted by the terms of this Agreement;
        neither party will make any use whatsoever at any time of the other's Confidential Information, except as expressly authorized in this Agreement; and
        each party will notify the other immediately of any unauthorized disclosure or use of Confidential Information of which it becomes aware, and will cooperate with that party to protect all proprietary rights in, and ownership of, its Confidential Information.
    Compelled Disclosures. To the extent required by applicable law or by lawful order or requirement of a court or governmental authority having competent jurisdiction over the receiving party, the receiving party may disclose Confidential Information in accordance with such law, order or requirement, subject to the following conditions: (a) as soon as possible after becoming aware of such law, order or requirement and prior to disclosing Confidential Information or Customer Information pursuant thereto, the receiving party will, to the extent permitted under applicable law, so notify the other party in writing and, if permitted by law, the receiving party will provide the other party with notice not less than five (5) business days prior to the required disclosure; (b) the receiving party will use reasonable efforts not to release Confidential Information or Customer Information pending the outcome of any measures taken by the other party to contest, otherwise oppose or seek to limit such disclosure by the receiving party and any subsequent disclosure or use of Confidential Information or Customer Information that may result from such disclosure; and (c) the receiving party will cooperate with the other party regarding such measures. Notwithstanding any such disclosure, the receiving party will not affect its obligations hereunder with respect to Confidential Information or Customer Information so disclosed.
    Return of Confidential Information. Upon the disclosing party's written request or upon expiration or termination of this Agreement for any reason, the receiving party will promptly:
        return or destroy, at the disclosing party's option, all originals and copies of all documents and materials it has received containing the disclosing party's information; and
        deliver or destroy, at the disclosing party's option, all originals and copies of all summaries, records, descriptions, modifications, negatives, drawings, adoptions and other documents or materials, whether in writing or in machine-readable form, prepared by the receiving party prepared under its direction or at its request from the documents and/or materials referred to in subparagraph (a), and provide a written statement to the disclosing party certifying that all documents and materials referred to in subparagraphs (a) and (b) have been delivered to the disclosing party or destroyed, as requested by the disclosing party.
    Solicitation of Schwab Customers. During the term of this Agreement and continuing for the period set forth in the immediately following sentence, E-Loan agrees not to and shall not (without Schwab's prior written consent), directly or indirectly, target, solicit or otherwise communicate with Customers as such, on behalf of itself or any third party, including, but not limited to, on behalf of entities that provide brokerage or financial services in direct competition with Schwab. The obligations set forth in the preceding sentence shall: (i) continue in perpetuity with respect to targeting, solicitations and communications made on behalf of third parties, and (ii) continue for a period of two (2) years after the termination of this Agreement with respect to targeting, solicitations and/or communications made on behalf of E-Loan or its affiliates. E-Loan agrees that, during the term of this Agreement and in perpetuity thereafter, it will not use or sell to others lists containing information obtained in connection with this Agreement about any Schwab clients. The foregoing will not prohibit E-Loan from targeting, soliciting, or otherwise communicating generally with E-Loan's clients, other than Customers, in a manner that does not mention, refer to, or otherwise allude to Schwab, Customers, or Schwab clients, either directly or indirectly.
    Non-Exclusive Equitable Remedy. Each party acknowledges and agrees that due to the unique nature of Confidential Information, including Customer Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow a party or third parties to unfairly compete with the other party resulting in irreparable harm to such party, and therefore, that upon any such breach or any threat thereof, each party will be entitled to appropriate equitable relief from a court of competent jurisdiction in addition to whatever remedies either party may have at law or in equity before a panel of arbitrators appointed in accordance with Section 12.13 hereof and to be indemnified by the other party from any loss or harm, including, without limitation, lost profits and attorneys' fees, in connection with any breach or enforcement of such party's obligations hereunder or the unauthorized use or release of any such Confidential Information. Each party will notify the other in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Article X will constitute a material breach of this Agreement and, notwithstanding Section 11.3, hereof be grounds for immediate termination of this Agreement at the exclusive discretion of the non-breaching party.
  . Termination
    Term. This Agreement will be effective when signed by all parties (the "Effective Date") and will continue in full force through and until the end of four (4) years after the Launch Date unless terminated earlier as set forth herein.
    Termination on Breach of Law. If E-Loan is in material default under any rule, order, determination, ordinance or law of any federal, state, local, foreign or self-regulatory authority and is not in good faith contesting such default, Schwab may terminate this Agreement at any time thereafter. If Schwab is in material default under any rule, order, determination, ordinance or law of any federal, state, local, foreign or self-regulatory authority and such default materially impairs its ability to perform its obligations hereunder, E-Loan may terminate this Agreement at any time thereafter.
    Termination on Breach of Agreement. If an Event of Default (as hereinafter defined) occurs under this Agreement, and if, within thirty (30) days after the non-defaulting party has given the defaulting party notice of the Event of Default, the defaulting party has not cured such default or, if the default cannot reasonably be cured within such time period, the non-defaulting party may, at its option, terminate this Agreement at any time thereafter. Each of the following will constitute an "Event of Default" under this Agreement:
        any party substantially fails to perform or observe any term, covenant or undertaking in this Agreement; or
        any party informs the other party of its intention not to perform or observe a term, covenant or undertaking of this Agreement; or
        any warranty, representation or other statement made by or on behalf of one party and contained in this Agreement or in any other document furnished in compliance with or in reference to this Agreement is on the date made, or later proves to be, false, misleading or untrue in any material respect; or
        any party seeks protection under the United States Bankruptcy Code or similar protection from creditors, or bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings will be instituted by or against the defaulting party and not dismissed; or
        E-Loan shall fail to give access to Schwab to E-Loan's records pursuant to the provisions hereof to Schwab or its authorized representatives for the purposes permitted hereunder; or
        E-Loan shall fail to comply with any laws, regulations or, voluntary industry standards as provided in Article III or if any governmental agency or other body, office or official vested with appropriate authority finds that the E-Loan or the E-Loan Services do not comply with applicable law, regulations or standards; or
        E-Loan does not commence in good faith to provide E-Loan Services to Customers; or
        Schwab, in good faith, determines that E-Loan is failing to provide adequate service to the Customers; or
        E-Loan is the subject of press or similar mass market media, which Schwab determines, in good faith, to be detrimental to providing E-Loan Services or the use of the Mark; or
        E-Loan shall use the Schwab Marks in contravention of its license for use; or
        E-Loan undergoes a substantial change of management or a change in control (for purposes of this Section, "change of control" shall mean (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets.) A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction; or
        E-Loan has made a material misrepresentation or has omitted to state a material fact necessary to make the statements not misleading;
        E-Loan shall breach any other agreement in effect between E-Loan on the one hand and Schwab on the other; or
        If prior to August 31, 2000, E-Loan has not received financing of at least Thirty Million Dollars ($30,000,000) pursuant to the Securities Purchase Agreement of even date between E-Loan and Schwab or an affiliate of Schwab.
    Termination Based on Effectiveness of Marketing. E-Loan shall have the right to terminate the Agreement if in the Second or Third Year, the number of pass-throughs by Customers (a pass-through being a visit to the Schwab Mortgage Website by a Customer) does not exceed 50% of the following:

    Second Year: [*] pass-throughs

    Third Year: [*] pass-throughs

    If the minimum submitted pass-throughs set forth above are not exceeded in a year, Schwab and E-Loan will work in good faith to seek to increase the number of pass-throughs.

    Effects of Termination. Upon any termination of this Agreement:
        notwithstanding the termination of this Agreement, the provisions set forth in Sections 1.4, 3.1, 3.2, 3.3, 4.1, 4.2, 5.1, 5.2, 5.3, 5.4, 6.3, Article VII, Section 8.2, Article IX, Article X, Sections 11.6, and Article XII (other than Sections 12.1 and 12.18) shall survive and continue in perpetuity;
        no consideration or indemnity will be payable to E-Loan or Schwab either for loss of profit, goodwill, creation of clientele or other like or unlike items, or for advertising costs, costs of samples or supplies, termination of employees, employees' salaries and other like or unlike items;
        the parties will follow the procedures for return of Confidential Information set forth in Section 10.5 hereof; the licenses set forth in Sections 6.1 and 6.2 hereof shall terminate and the parties will immediately cease use of the other parties' names and marks, including any Mark associated with the respective links; and
        neither party will incur any liability whatsoever for any damage (including, without limitation, consequential damages), loss (including, without limitation, loss of profit or goodwill) or expense (including, without limitation, advertising, technology costs or personnel expenses) of any kind suffered by the other arising from or incidental to any termination of this Agreement which complies with the terms of this Agreement whether or not such party is aware of any such damages, losses or expense.
        Notwithstanding the termination of this Agreement, Schwab shall be entitled to exercise its rights under the Warrant granted pursuant to Section 8.2.
    Transition Matters. Prior to the effective date of a termination of this Agreement, E-Loan shall timely and completely perform its obligations hereunder. Upon notice of termination the parties shall negotiate in good faith a transition plan, which shall provide for, among other things, the completion of those loan applications and loan transactions then in hand and in process on the effective date of the termination, the closing of the hyperlinks between the Schwab Websites and the Schwab Mortgage Website and the answering and redirection of telephone calls, e-mails or other communications seeking Schwab products.
  . Miscellaneous Provisions
    Board Seat. In support of the marketing arrangement between Schwab and E-Loan created by this Agreement, E-Loan shall nominate a representative of Schwab, to be designated by Schwab (subject to the consent of E-Loan, which consent shall not be unreasonably withheld) to its Board of Directors for the duration of this Agreement.
    Disclosure of Relationship. Subject to Sections 3.4, 4.3 and 12.3 hereof, each party may disclose the existence of the relationship created under this Agreement to any third party.
    Confidentiality of Terms and Results. Except as may be required by securities or other applicable law, neither party may disclose any of the terms and conditions of this Agreement to any third party and each party agrees to seek confidential treatment of the terms and conditions of this Agreement in any disclosure required by law. The foregoing shall not prohibit a party from announcing the existence (but not the terms) of the Agreement or the relationship. Furthermore, neither party may disclose to any third party the results of operations and transactions contemplated by this Agreement.
    Insurance. E-Loan shall maintain throughout the term of this Agreement, in the amounts set forth, the following insurance policies:

    (a) Crime Insurance, including employee fidelity insurance and computer crime insurance, insuring against dishonest, fraudulent or criminal acts, including those acts, in a form and with limits sufficient to respond to E-Loan's indemnification to Schwab under Section 7.1(f) of this Agreement, but in any event with limits of at least $10 million per occurrence;

    (b) Professional Liability Insurance, indemnifying E-Loan for its expenses and legal obligations arising out of claims of negligence in its acts, representations, practices or omissions relating to its services, in a form and with limits sufficient to respond to E-Loan's indemnification to Schwab under Section 7.1(a), (e), (g) and (i) of this Agreement, but in any event with limits of at least $10 million per occurrence and in the aggregate;

    (c) Commercial General Liability (including Advertising Injury coverage), Automobile Liability, and Umbrella Liability Insurance; in a form and with limits sufficient to respond to E-Loan's indemnification to Schwab under Section 7.1(b) and (g) of this Agreement, but in any event with combined limits of at least $10 million per occurrence and in the aggregate;

    (d) Intellectual Property Liability Insurance, including coverage for copyright, trademark, and patent liability coverage, in a form and with limits sufficient to respond to E-Loan's indemnification to Schwab under Section 7.1(d) and (j) of this Agreement, but in any event with limits of at least $10 million per occurrence and in the aggregate;

    (e) All other insurance which Schwab or E-Loan deems appropriate in order to respond to the indemnifications by E-Loan to Schwab.

    All such insurance policies shall be placed with insurer's having a then-current Best's Rating of at least "A-" and Financial Size Category of at least "X". Policies required under Section 12.4(c) shall name Schwab as an additional insured. E-Loan will provide evidence of policies, including all required renewals thereof, in the form of a Certificate of Insurance to Schwab at least 10 days after to the commencement of this Agreement or to any insurance renewal. Schwab will receive, upon its request, copies of any insurance policy required herein. At Schwab's request, any policy contained herein shall be endorsed to include provision giving Schwab thirty-days written notice from the insurer prior to any cancellation, non-renewal, or material change to the policy.

    E-Loan represents and warrants that it will maintain insurance policies as set forth in Sections 12.4 (a) through (e) which will cover any claims or losses discovered or made within six (6) years following termination of this Agreement.

    Notices. Until changed in accordance with the provisions of this Section 12.5, all notices, notifications, demands and/or requests shall be provided to the parties at the addresses and at facsimile numbers listed in Exhibit F hereto. Any notice, notification, demand or request provided or permitted to be given under this Agreement must be in writing and will have been deemed to have been properly given, unless explicitly stated otherwise, if sent by (a) Federal Express or other comparable overnight Times New Roman, (b) approved or certified mail, postage prepaid, return receipt requested, (c) telecopy with confirmation during normal business hours to the place of business of the recipient, or (d) personal delivery with a signed receipt. All notices, notifications, demands or requests so given will be deemed given and received (i) if mailed, seven (7) days after being deposited in the mail, (ii) if sent via overnight Times New Roman, the next business day after being deposited, (iii) if telecopied, the next business day after being telecopied, and (iv) if personally delivered, when delivered.
    Application of Law; Venue. THIS AGREEMENT AND THE APPLICATION OR INTERPRETATION HEREOF, WILL BE GOVERNED EXCLUSIVELY BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. VENUE FOR ANY ACTION RELATING TO THIS AGREEMENT WILL BE MAINTAINED IN SAN FRANCISCO COUNTY, CALIFORNIA.
    Headings, Articles and Sections. The headings in this Agreement are inserted for convenience only and do not describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Articles and/or Sections will be deemed to mean and refer to Articles and/or Sections of this Agreement.
    Independent Parties. Nothing contained herein will be deemed to create or construed as creating a joint venture or partnership between E-Loan and Schwab. Neither E-Loan nor Schwab is hereto, by virtue of this Agreement or otherwise, authorized as an agent or legal representative of the other. Neither E-Loan nor Schwab has granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other or to bind it in any manner. Further, it is not the intention of this Agreement or of the parties hereto to confer a third party beneficiary right of action upon any third party or entity whatsoever, and nothing hereinbefore or hereinafter set forth will be construed so as to confer upon any third party or entity other than the parties hereto a right of action under this Agreement or in any manner whatsoever.
    Amendments. Notwithstanding anything else contained in this Agreement, this Agreement may be amended, supplemented or restated only with the written consent of both parties.
    Number and Gender. Where the context so indicates, the masculine includes the feminine and the neuter, the neuter includes the masculine and feminine and the singular includes the plural.
    Counterparts. This Agreement may be executed in multiple counterparts, each of which is considered an original and will be binding upon the party who executed the same, but all of such counterparts will constitute the same agreement.
    Attorneys Fees. In the event of any arbitration, proceeding or other action between the parties arising out of this Agreement, the prevailing party shall be entitled to recover actual attorneys' fees, costs and other fees and expenses incurred in connection therewith.
    Arbitration. Any controversy with respect to this Agreement, whether arising before or after the Effective Date of this Agreement, between or among any party will be resolved by arbitration. Any arbitration under this Agreement will be conducted in San Francisco, California before a mutually agreeable single arbitrator chosen by the parties. In the event that the parties cannot agree on the choice of a single arbitrator, then each party shall submit the names of two neutral persons, either active members of the State Bar of California or retired California or federal district court jurists who are willing and able to serve as arbitrator, to the presiding judge of the Superior Court in and for the City and County of San Francisco who shall choose an arbitrator from among the nominees. The arbitration will not be administered by the American Arbitration Association but the arbitrator shall follow the Commercial Arbitration Rules of the American Arbitration Association, then applying. The award of the arbitrator will be final and binding on the parties, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction. This agreement to arbitrate does not entitle any party to arbitrate claims that would be barred by the applicable statute of limitations if such claims were brought in a court of competent jurisdiction. If at the time a demand for arbitration is made, the claims sought to be arbitrated would have been barred by the relevant statute of limitations or other time bar, any party may assert the relevant statute of limitations as a bar to the arbitration by applying to any court of competent jurisdiction. The failure to assert such bar by application to a court, however, will not preclude its assertion before the arbitrator. In the event that a Customer initiates an action against Schwab in another forum relating to an Indemnified Claim, then E-Loan agrees to participate as a party in such forum and to be bound by the results thereof.
    Cooperation. Each party agrees, to the extent called upon by the other to do so, to cooperate with the other party with regard to matters relating to regulatory and compliance matters and threatened or pending litigation or arbitration against the party with regard to activities conducted under this Agreement.
    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected thereby, and in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.
    Entire Agreement. This Agreement and its exhibits (a) constitute the entire agreement between the parties relating to the subject matter hereof, and (b) supersede all previous contracts and agreements between the parties hereto, both oral and written.
    Authorship. This Agreement will not be construed in favor of or against either party by reason of the authorship of any provisions hereof.
    Force Majeure. If either party cannot perform any of its obligations because of any act of God, accident, strike, court order, fire, riot, war, or any other cause not within the party's control (a "Force Majeure Event"), then the non- performing party will: (a) immediately notify the other party; (b) take reasonable steps to resume performance as soon as possible; and (c) not be considered in breach during the duration of the Force Majeure Event. In the event a Force Majeure Event continues for a period of seven (7) days, notwithstanding Section 11.1 hereof, Schwab may terminate this Agreement by providing written notice to E-Loan to that effect. In the event that by reason of a Force Majeure Event, a Schwab Website becomes inoperative for more than 7 days, there shall be a prorated rebate of the monthly Marketing Fee provided in section 8.1 for the period beyond said 7 days until the restoration of the Schwab Website. In no event will a Force Majeure Event include breach of any year 2000 obligation or warranty in this Agreement, or failures of hardware or software of E-Loan.
    Assignment. Neither party may assign its rights or delegate its obligations hereunder without the express written consent of the other party, which consent may not be unreasonably withheld, provided, however, that Schwab may assign this Agreement and all of its rights and obligations hereunder to any Schwab Affiliate upon thirty (30) days prior notice to E-Loan so long as the assignee agrees to abide by the terms and conditions of this Agreement. For purposes of this Agreement, "Schwab Affiliate" means legal entities which Charles Schwab & Co., Inc. controls, is controlled by, or is under common control with, where "control" means the direct or indirect ownership of at least fifty percent (50%) of the outstanding equity of such entity. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors or assigns.

IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first stated.

Charles Schwab & Co., Inc. E-LOAN, Inc.

("Schwab") ("E-LOAN")

By: /s/ Suzanne D. Lyons By: /s/ Chris Larsen

Print Name: Print Name:

Title: Title:

Address: Address:

EXHIBIT A

REAL ESTATE LENDING SERVICES BY E-LOAN
  Domestic Real Estate Purchase Financing
  Domestic Real Estate Refinancing
  Automatic Rate Search for best rate from over 70 Lenders and over 50,000 loan products
    Includes Closing Cost Estimates and Product Information
  Convenient electronic application via secure server
  Cash out Real Estate Equity

Domestic Home Equity Loans

Domestic Home Equity Lines of Credit
  E-Track - 24 hour information on Mortgage status
  On-Line "Chat" Feature - Instant online answers; Speak with an E-Loan representative online
  SPECIAL TOOLS TO MANAGE REAL ESTATE DEBT
    Rate Watch - Will e-mail consumer when target rate is available
    Loan Recommendations - Will make recommendations tailored to consumer's specific needs
    Buy vs. Rent Calculator
    Payment Calculator
    Amortization Calculator
    Access to online Credit Report
    Market Outlook piece, updated daily
  EDUCATIONAL AIDES
    Glossary of Real Estate Terms
    Home Finance 101 - Overview of Home Financing
    FAQ
  SPECIAL PRODUCTS
    Preapproval Loans
    Zero down loans
    No Closing Cost Loans
    Less than perfect credit options
    Avoid PMI with 80/10/10 combination loans
    Relocation loans, excluding Schwab employees

EXHIBIT B

PERFORMANCE STANDARDS

Web Site Performance and Standards

  E-Loan shall provide technical and service level documentation as requested by Schwab to maintain and service the Schwab Links and to respond to inquiries from Customers regarding the Schwab Mortgage Website. Such documentation may include, but is not limited to, online service level commitments, standards, or goals; web availability; and E-Loan customer service practices relating to outages and scheduled maintenance.
  E-Loan and Schwab shall agree to have business and technical contacts for access to the Schwab Mortgage Website. These contacts should be available (via phone or pager) within 30 minutes during Peak Hours (as defined below). Prior to the launch date for the web-based Schwab Links, the parties shall develop and agree to an appropriate escalation path for problem identification and resolution.
  Subject to paragraph 5 of this Exhibit, the Schwab Mortgage Website shall be available 24 hours a day, 7 days a week, 365 days a year, excluding scheduled maintenance. E-Loan, however, shall not be responsible for connection and availability problems of particular Customers due to Internet connection, Internet Service Provider, computer and network, or telecommunications problems outside of E-Loan's control.
  Scheduled maintenance must occur during Off-Peak Hours and be communicated to Schwab within seven (7) days, and at least five (5) business days, prior written notice. Schwab must consent in advance to the scheduled maintenance times outside of Off-Peak Hours, but may not unreasonably withhold, delay, or condition such consent. For the purpose of this Exhibit, "Off-Peak Hours" shall mean between the hours of 11:00 p.m. and 3:00 a.m. PST. "Peak Hours" shall mean any time other than Off-Peak Hours.
  Overall availability of the Schwab Mortgage Website shall be 99%, not including scheduled maintenance, as calculated over any calendar month. The term "available" means being in a state where a Customer initiates a request and receives an error-free response. Schwab Mortgage Website availability numbers shall be provided to Schwab on a monthly basis.
  The Schwab Mortgage Website's transaction response time, as determined over any calendar month, should be no more than 8 seconds or as good as the transaction time for a competitive or similar product or offer. Within 30 days after the signing of this Agreement, the parties shall agree on an appropriate definition of transaction time that shall be used for performance monitoring.
  E-Loan shall agree to maintain system capacity and infrastructure that provides Customers accessing the Schwab Mortgage Website through the web-based Schwab Links the same performance levels as E-Loan's other customers.
  E-Loan shall agree to promptly contact Schwab's technical and business groups during an unplanned Outage. For the purpose of this Exhibit, an "Outage" is unanticipated center downtime due to application or network failure. E-Loan shall provide contact information (names/phone numbers/pagers) and in the event of an Outage shall be available to Schwab via phone or pager within 15 minutes during Peak Hours.
  During an outage, E-Loan shall use its best efforts to remedy the problem as quickly as possible. In the event of a sustained Outage of 30 minutes or longer and when practicable, E-Loan shall implement a mechanism for informing Customers of an Outage situation and providing a consistent "click-flow" for Customers. Within 30 days of the signing of this Agreement, E-Loan shall submit such mechanism or page for Schwab's review and approval.
  All information transmitted between the Customer and the Schwab Mortgage Website shall use SSL (secure socket layer) technology or other recognized standard providing comparable levels of security. Subject to the confidentiality provisions of this Agreement with reasonable advance notice and upon written request, Schwab shall have the right to perform a security assessment.
  Schwab may, from time to time, reasonably request enhancements or changes to the Schwab Mortgage Website for E-Loan to implement. Such requests shall be given a "high priority" and be completed in a mutually agreed upon time frame, generally within 10 business days. Expenses for requested changes shall be allocated between the parties as mutually agreed upon at the time of the request.
  E-Loan shall notify and consult with Schwab prior to making any changes to the infrastructure, format, look and feel, organization, or functionality of the Custom Pages that would be material to the Customer experience. Such changes include, but not are not limited to, alterations relating to the online account application process, online offering memoranda, order entry, and the price and order allocation process.
  The Schwab Mortgage Website is subject to Schwab approval. The "look and feel" of the Schwab Mortgage Website shall be consistent with the Schwab Website, yet shall clearly signal that the Customer has entered the Schwab Mortgage Website and is no longer at the Schwab Website.

EXHIBIT C

REPORTING REQUIREMENTS

E-Loan shall provide a written report with respect to Customers to Schwab on the following on a weekly basis:

    Contacts/Applications/Loans Processing
    Number of unique click-throughs
    Number of applications received through the web
    Number of applications received by telephone
    Number of closed loans and average number of days to close
    Number of loans in the pipeline
    Percentage of loans approved/declined by reason
    Loan Characteristics
    Loan size per application
    Loan size per closed loan
    Loan product mix (for applications and closed loans) by (a) loan product; (b) refinance vs. purchase; and (c) lender selected
    Customer Satisfaction
    Average service response time
    Customer satisfaction with representatives
    Customer satisfaction surveys
    Customer Response Metrics
    Telephone response time
    Average hold time
    Abandoned calls
    Average talk time
    Total calls taken
    E-Mail response time
    Average response time
    Percentage of pre-drafted responses
    Percentage of specific responses
    Time for credit approval
    Basic Navigation/Usability Analysis

EXHIBIT D

D.1: STOCK PURCHASE WARRANT to Purchase Shares of E-LOAN, Inc.

D.2: STOCK PURCHASE WARRANT to Purchase Shares of E-LOAN, Inc.

D.3: REGISTRATION RIGHTS AGREEMENT

D.1: STOCK PURCHASE WARRANT to Purchase Shares of E-LOAN, Inc.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT.

STOCK PURCHASE WARRANT

To Purchase Shares of Common Stock of

E-Loan, Inc.

THIS CERTIFIES that for value received, Charles Schwab & Co., Inc. and its assigns are entitled upon the terms and subject to the conditions hereinafter set forth, at any time on or prior to 5 p.m. California time on the third anniversary of the Date of Grant, but not thereafter, to subscribe for and purchase from E-Loan, Inc., a Delaware corporation (the "Company"), Six Million Five Hundred Thousand (6,500,000) shares (the "Shares") of fully paid and nonassessable Common Stock, $0.001 par value per share (as adjusted pursuant to Section 5 hereof (the "Common Stock")). The purchase price of one Share under this Warrant shall be $3.75 (such price and such other price as shall result, from time to time, from the adjustments specified in Section 5 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Date of Grant" shall mean the Date of Grant listed on the signature page hereof.

    Exercise of Warrant. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company, in Dublin, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and (b) the payment of the exercise price (the Warrant Price multiplied by the number of Shares then being purchased) to the Company, (i) by check or bank draft payable to the order of the Company, (ii) by wire transfer to an account designated by the Company (a "Wire Transfer"), (iii)  by cancellation of indebtedness of the Company to the holder hereof of an amount equal to the exercise price or (iv) by exercise of the right provided for in Section 10 hereof. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the holder hereof or its designee as soon as possible and in any event within five days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such five- day period. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
    Restrictions on Exercise. Notwithstanding any other provision of this Warrant, this Warrant will be exercisable, in whole or in part, for a cumulative total of up to 3,250,000 Shares (as adjusted pursuant to Section 5 hereof); provided that, any such exercise is (i) on or after the first anniversary of the Date of Grant and (ii) only at such time as the average of the last five closing prices per share of the Common Stock, as quoted on the Nasdaq National Market, as reported in The Wall Street Journal, is equal to or greater than two dollars ($2.00) greater than the Warrant Price (the "Minimum Price"). Notwithstanding any other provision of this Warrant, this Warrant will be exercisable, in whole or in part, for all Shares subject to this Warrant (an initial total of 6,500,000 (as adjusted pursuant to Section 5 hereof)) which have not been previously exercised; provided that any such exercise is (i) on or after the second anniversary of the Date of Grant and (ii) only at such time as the average of the last five closing prices per share of the Common Stock, as quoted on the Nasdaq National Market, as reported in The Wall Street Journal, is equal to or greater than the Minimum Price. In the event that the Common Stock is not traded on the Nasdaq National Market, the Minimum Price will be calculated as the fair market value of the Common Stock (as determined in accordance with Section 10(c)(ii)), plus two dollars ($2.00).
    Lock-up Period. In connection with each Share acquired by a holder pursuant to the exercise of this Warrant, during the period beginning on the date that such Share is acquired and ending one year thereafter, the holder agrees not to (x) offer, pledge, sell or contract to sell the Share; sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase in connection with the Share; or otherwise transfer or dispose of, directly or indirectly, the Share; or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Share (regardless of whether any transaction described in clause (x) or (y) is to be settled by the delivery of the Share, in cash or otherwise), without the prior written consent of the Company; provided, however, that the provisions of this Section 3 shall not apply to transactions between the holder, on the one hand, and any corporation, partnership, limited liability company or any other entity which is wholly owned by or which wholly owns the Holder (each, an "Affiliate"), on the other hand; provided that, such Affiliate agrees in writing to be bound by the terms of this Section 3 to the same extent as the holder.
    Stock Fully Paid; Reservation of Shares; Taxes. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an assignment form reasonably acceptable to the Company duly executed by the holder hereof; and, provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
    Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
      Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of Shares then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, mergers and transfers.
      Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.
      Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution of Common Stock with respect to Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.
      Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to this Section 5, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.
    Notice of Adjustments.
      Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall create a certificate signed by its president or chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 14 hereof, by first class mail, postage prepaid) to the holder of this Warrant at such holder's last known address.
      If, at any time, the Company's Board of Directors approves any of the following:
          the declaration of any cash dividend on the Common Stock;
          the payment of any dividend payable in stock upon the Common Stock or any distribution (other than regular cash dividends) to the holders of its Common Stock;
          offering subscription rights pro rata to the holders of its Common Stock for any additional shares of stock of any class or other rights;
          sale of all or substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation or corporations, or any other corporate reorganization, where the stockholders of the Company immediately prior to such event do not retain more than a fifty percent (50%) interest in the surviving or successor entity; or
          a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give prior written notice (without regard to Section 14 hereof), by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.
    Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in accordance with Section 10(c).
    Compliance with Securities Act; Disposition of Warrant or Shares.
      Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

      "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

      Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

            The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.
            The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.
            The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.
      Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any applicable federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable but no later than three (3) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
    No Rights as Shareholders. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
    Right to Convert Warrant into Stock; Net Issuance.
      Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder, subject the limitations of Section 2, shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 10 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined).

      Expressed as a formula, such conversion shall be computed as follows:

      X = B - A

      Y

      Where: X = the number of shares of Common Stock that may be issued to holder

      Y = the fair market value (FMV) of one share of Common Stock

      A = the aggregate Warrant Price (i.e., Converted Warrant Shares x Warrant Price)

      B = the aggregate FMV (i.e., FMV x Converted Warrant Shares)

      No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value (as determined in accordance with Section 10(c)) of the resulting fractional share on the Conversion Date (as hereinafter defined).

      Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within five days following the Conversion Date.
      Determination of Fair Market Value. "Fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:
        The average of the closing prices (as listed on the Nasdaq National Market and reported in The Wall Street Journal) of the Common Stock over the ten-day period ending on the last trading day of the Common Stock prior to the Determination Date and including such last trading day as one of the ten days; and
        If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.
    Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:
      This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;
      The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable;
      The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Certificate of Incorporation, as amended to the Date of the Grant, a true and complete copy of which has been delivered to the original holder of this Warrant;
      The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any material provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;
      There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant; and
    Covenants as to Common Stock.
      Listings. The Company shall promptly secure the listing of the Shares issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.
      Good Faith. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Price then in effect and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
    Waivers and Amendments. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.
    Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.
    Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.
    Loss, Theft, Destruction or Mutilation of Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
    Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
    Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.
    Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.
    Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.
    No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.
    Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.
    Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
    Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

    E-Loan, Inc.

    By:

    Title:

    Address: 5875 Arnold Road

    Dublin, CA 94568

    Date of Grant: April 25, 2000

    Agreed to and Accepted by:

    Charles Schwab & Co., Inc.

    By:________________________________________

    Title: Executive Vice President

    and Chief Financial Officer

    EXHIBIT A

    NOTICE OF EXERCISE

    To: E-Loan, Inc.

    (1) The undersigned hereby elects to purchase ____________ shares of Common Stock of E-Loan, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

    (1) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

    ___________________________

    (Name)

    ___________________________

    (Address)

    The undersigned represents that the aforesaid shares of Common Stock

    (Date)

    (Signature)

    D.2: STOCK PURCHASE WARRANT to Purchase Shares of E-LOAN, Inc.

    THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 6 OF THIS WARRANT.

    STOCK PURCHASE WARRANT

    To Purchase Shares of Common Stock of

    E-Loan, Inc.

    THIS CERTIFIES that for value received, Charles Schwab & Co., Inc. and its assigns are entitled upon the terms and subject to the conditions hereinafter set forth, at any time on or prior to 5 p.m. California time on July 25, 2003 (the 39- month anniversary of the Date of Grant), but not thereafter, to subscribe for and purchase from E-Loan, Inc., a Delaware corporation (the "Company"), Six Million Six Hundred Thousand (6,600,000) shares (the "Shares") of fully paid and nonassessable Common Stock, $0.001 par value per share (as adjusted pursuant to Section 3 hereof (the "Common Stock")). The purchase price of one Share under this Warrant shall be $15.00 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 3 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Date of Grant" shall mean the Date of Grant listed on the signature page hereof.

    Exercise of Warrant. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, at any time and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company, in Dublin, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and (b) the payment of the exercise price (the Warrant Price multiplied by the number of Shares then being purchased) to the Company, (i) by check or bank draft payable to the order of the Company, (ii) by wire transfer to an account designated by the Company (a "Wire Transfer"), (iii)  by cancellation of indebtedness of the Company to the holder hereof of an amount equal to the exercise price or (iv) by exercise of the right provided for in Section 8 hereof. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the holder hereof or its designee as soon as possible and in any event within five days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such five-day period. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
    Stock Fully Paid; Reservation of Shares; Taxes. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an assignment form reasonably acceptable to the Company duly executed by the holder hereof; and, provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
    Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
      Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of Shares then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3(a) shall similarly apply to successive reclassifications, changes, mergers and transfers.
      Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.
      Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution of Common Stock with respect to Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.
      Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to this Section 3, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.
    Notice of Adjustments.
      Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 3 hereof, the Company shall create a certificate signed by its president or chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 12 hereof, by first class mail, postage prepaid) to the holder of this Warrant at such holder's last known address.
      If, at any time, the Company's Board of Directors approves any of the following:
        the declaration of any cash dividend on the Common Stock;
        the payment of any dividend payable in stock upon the Common Stock or any distribution (other than regular cash dividends) to the holders of its Common Stock;
        offering subscription rights pro rata to the holders of its Common Stock for any additional shares of stock of any class or other rights;
        sale of all or substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation or corporations, or any other corporate reorganization, where the stockholders of the Company immediately prior to such event do not retain more than a fifty percent (50%) interest in the surviving or successor entity; or
        a voluntary or involuntary dissolution, liquidation or winding up of the Company;

    then, in any one or more of said cases, the Company shall give prior written notice (without regard to Section 12 hereof), by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

    Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in accordance with Section 8(c).
    Compliance with Securities Act; Disposition of Warrant or Shares.
      Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

      "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 6 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

      Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

            The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.
            The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.
            The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.
      Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any applicable federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable but no later than three (3) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
    No Rights as Shareholders. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
    Right to Convert Warrant into Stock; Net Issuance.
      Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 8 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined).

      Expressed as a formula, such conversion shall be computed as follows:

      X = B - A

      Y

      Where: X = the number of shares of Common Stock that may

      be issued to holder

      Y = the fair market value (FMV) of one share of

      Common Stock

      A = the aggregate Warrant Price (i.e., Converted

      Warrant Shares x Warrant Price)

      B = the aggregate FMV (i.e., FMV x Converted

      Warrant Shares)

      No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value (as determined in accordance with Section 8(c)) of the resulting fractional share on the Conversion Date (as hereinafter defined).

      Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 8(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within five days following the Conversion Date.
      Determination of Fair Market Value. "Fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:
        The average of the closing prices (as listed on the Nasdaq National Market and reported in The Wall Street Journal) of the Common Stock over the ten-day period ending on the last trading day of the Common Stock prior to the Determination Date and including such last trading day as one of the ten days; and
        If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.
    Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:
      This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;
      The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable;
      The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Certificate of Incorporation, as amended to the Date of the Grant, a true and complete copy of which has been delivered to the original holder of this Warrant;
      The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any material provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;
      There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant; and
    Covenants as to Common Stock.
      Listings. The Company shall promptly secure the listing of the Shares issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.
      Good Faith. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Price then in effect and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
    Waivers and Amendments. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.
    Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.
    Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.
    Loss, Theft, Destruction or Mutilation of Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
    Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
    Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.
    Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.
    Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.
    No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.
    Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.
    Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
    Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

E-Loan, Inc.

By:

Title:

Address: 5875 Arnold Road

Dublin, CA 94568

Date of Grant: April 25, 2000

Agreed to and Accepted by:

Charles Schwab & Co., Inc.

By:________________________________________

Title: Executive Vice President

and Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

To: E-Loan, Inc.

(1) The undersigned hereby elects to purchase ____________ shares of Common Stock of E-Loan, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(1) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

___________________________

(Name)

___________________________

(Address)

The undersigned represents that the aforesaid shares of Common Stock

(Date)

(Signature)

D.3: REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of _____ __, 2000, by and between Charles Schwab & Co., Inc., a corporation organized under the laws of the State of California (the "Purchaser"), and E-Loan, Inc., a corporation organized under the laws of the State of Delaware (the "Company").

R E C I T A L S

WHEREAS, the Company is granting a warrant (the "Warrant"), dated April 25, 2000, to the Purchaser to acquire Six Million Five Hundred Thousand (6,500,000) shares (the "Warrant Shares") of the Company's common stock, $0.001 par value (the "Common Stock"); and

WHEREAS, pursuant to the terms of the Warrant, the Purchaser cannot sell any shares of Common Stock acquired upon the exercise of the Warrant until one year from the date of such exercise;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following respective meanings:

"Commission" shall mean the United States Securities and Exchange Commission and any successor agency.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Holder" shall mean the Purchaser or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with the provisions of Section 9 hereof.

"person" shall mean an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

"Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

"Registrable Stock" shall mean (a) the Warrant Shares, (b) any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, any of the Warrant Shares, and (c) any shares of Common Stock issued by way of a stock split of the Warrant Shares referred to in clauses (a) or (b) above. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (i)  a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (ii) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, or (iii) all such Registrable Stock may be sold by any and all Holders pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act without registration under the Securities Act.

"Registration Filing Time" shall mean the nine-month anniversary after the first date on which the Purchaser (or its successors or assigns), together with all previous exercises pursuant to the Warrant, has collectively exercised the Warrant for not less than 1,000,000 Warrant Shares (subject to adjustment for stock dividends, stock splits, stock combinations and other similar transactions).

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2. Restrictive Legend.

Each certificate representing Warrant Shares shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted with a legend substantially in the form set forth in Section 8(a) of the Warrant. A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Howard, Rice, Nemerovski, Canady, Falk and Rabkin, A Professional Corporation, shall be satisfactory) or the Company shall determine that the securities being sold thereby may be publicly sold without registration under the Securities Act or the transfer of such securities is permitted under the provisions of Rule 144(k) or Rule 144A (or any rule permitting public sale without registration under the Securities Act).

3. Registration. On or before the Registration Filing Time, the Company shall prepare and file with the Commission a registration statement on Form S-3 or any successor thereto (the "Initial Registration Statement"), signed, pursuant to Section 6(a) of the Securities Act, by the officers and directors of the Company, with respect to 3,250,000 shares of the Registrable Stock (subject to adjustment for stock dividends, stock splits, stock combinations and other similar transactions). The Company shall use its reasonable best efforts to register under the Securities Act, for public sale, such 3,250,000 shares of Registrable Stock (subject to adjustment for stock dividends, stock splits, stock combinations and other similar transactions). At any time after the initial registration statement becomes effective and upon the request of the Holders of not less than a majority of the Registrable Stock (the "Holder Request"), the Company shall prepare and file with the Commission a second registration statement on Form S-3 or any successor thereto (the "Second Registration Statement"), signed, pursuant to Section 6(a) of the Securities Act, by the officers and directors of the Company, with respect to a number of shares of Registrable Stock equal to the number of shares of Registrable Stock (subject to adjustment for stock dividends, stock splits, stock combinations and other similar transactions) which, as of the time of the initial filing of the Second Registration Statement, has been disposed of pursuant to the Initial Registration Statement. (e.g., If at the time of the filing of the Second Registration Statement, 3.0 million shares of the Registrable Stock have been sold pursuant to the Initial Registration Statement, the number of shares of Registrable Stock to be registered under the Second Registration Statement shall be 3.0 million.) In connection with this Section 3, the Company shall as expeditiously and as reasonably as possible:

(a) use its reasonable best efforts to cause the Initial Registration Statement to become effective on or before the three-month anniversary of the Registration Filing Time and to remain effective through and including the earlier of (i) the time when 3,250,000 Warrant Shares (subject to adjustment for stock dividends, stock splits, stock combinations and other similar transactions) have been sold pursuant to such registration statement or (ii) the time when all of the Holders of the Registrable Stock can sell all of the Warrant Shares pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act without registration under the Securities Act.

(b) use its reasonable best efforts to cause the Second Registration Statement to become effective on or before the three-month anniversary of the date that the Company receives the Holder Request and to remain effective through and including the earlier of (i) the time when Warrant Shares (subject to adjustment for stock dividends, stock splits, stock combinations and other similar transactions) equal to the total amount of the shares registered pursuant to the Second Registration Statement have been sold pursuant to the Second Registration Statement or (ii) the time when all of the Holders of the Registrable Stock can sell all of the Warrant Shares pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act without registration under the Securities Act.

(c) prepare and file with the Commission such amendments and supplements to the Initial Registration Statement and the Second Registration Statement, as applicable, signed, pursuant to Section 6 (a) of the Securities Act, by the officers and directors of the Company, and the prospectuses used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statements;

(d) furnish to the Holders such numbers of copies of the Initial Registration Statement and the Second Registration Statement, as applicable, and the related prospectuses included therein (including each preliminary prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act and such other documents and information as they may reasonably request;

(e) use its reasonable best efforts to register or qualify the Registrable Stock covered by the Initial Registration Statement and the Second Registration Statement, as applicable, under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as required by law for the distribution of the Registrable Stock covered by the registration statements; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Holder agrees to do so;

(f) promptly notify each Holder for whom such Registrable Stock is covered by such registration statements, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statements, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to Holders of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statements;

(h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(i) use its reasonable best efforts to list the Registrable Stock covered by such registration statements with any securities exchange on which Holder Common Stock is then listed; and

(j) after the effectiveness of the registration statements, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Stock to be sold, which certificates shall not bear any restrictive legends other than restrictive legends still required to be imposed by the Warrant.

4. Suspension of Trading. Notwithstanding any other provision of this Agreement, the Company shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Stock whenever, and for so long as, in the reasonable judgment of the Company in good faith based upon the advice of counsel satisfactory to the Holders of a majority of the Registrable Stock, there is in existence material undisclosed information or events with respect to the Company (the "Suspension Right") such that the Initial Registration Statement and/or the Second Registration Statement, as applicable, would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company exercises the Suspension Right, such suspension will continue for such period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to the Company or until such time as such registration statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, each as determined in good faith by the Company. The Company will promptly give the Holders notice, in a writing signed by an executive officer of the Company, of any exercise of the Suspension Right. The Company agrees to notify the Holders promptly upon termination of the Suspension Right. Notwithstanding the foregoing, under no circumstances shall Holder be entitled to exercise the Suspension Right for more than sixty calendar days in any twelve-month period.

5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding themselves, the Registrable Stock held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

6. Expenses of Registration. All expenses incurred in connection with the registration(s) pursuant to this Agreement, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, reasonable fees and disbursements of counsel for the Company, and the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Holders holding a majority of the Registrable Stock and shall be satisfactory to the Company (it being agreed that Howard, Rice, Nemerovski, Canady, Falk & Rabkin shall be satisfactory)), shall be paid by the Company. The parties agree that all underwriting discounts and commissions shall be the responsibility of the Holders.

7. Sales by Different Holders, Limitations on Sales. In the event that there is more than one Holder of the Warrant Shares, the priority of which Holder may sell Warrant Shares pursuant to any registration statement required to be filed pursuant to Section 3 of this Agreement shall be determined in accordance with an agreement among the Holders. The Company shall have no obligation to determine which Holder shall have rights to sell the Warrant Shares pursuant to any such registration statement. The Purchaser agrees that neither it nor all future Holders of the Warrant Shares shall collectively sell, pursuant to the Initial Registration Statement or the Second Registration Statement, in excess of the number of shares of Registrable Stock which are registered pursuant to such applicable registration statement.

8. Indemnification. (a) To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, any underwriter (as defined in the Securities Act), and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or any other applicable state or federal law, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in any such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, such underwriter or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel and one local counsel for all of them unless, in the reasonable judgment of an indemnified party there is potential conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel and local counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided, further, that the Company shall not be liable to any Holder, such Holder's directors and officers, underwriter or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with any such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, underwriter or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, underwriter or controlling person, and shall survive the transfer of such securities by such Holder.

(b) To the extent permitted by applicable law, each Holder shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter (within the meaning of the Securities Act) for the Company against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or any other applicable state or federal law, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement in reliance upon and in conformity with written information furnished expressly by or on behalf of such Holder for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel and one local counsel for all of them unless, in the reasonable judgment to of an indemnified party, there is a conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel and local counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under any such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Stock covered by such registration statement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that the exercise of the foregoing right shall be conditioned upon the written acknowledgment of the indemnifying party to the indemnified party of the indemnifying party's obligation hereunder to indemnify the indemnified party for any losses arising from such action; and provided further, that in such event, the indemnified party shall have the right to retain its own counsel and local counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, shall only release the indemnifying party from any of its obligations under this Section 8(c) if, and only to the extent that, such indemnifying party is materially prejudiced by such failure, but the omission to so notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Transfer of Registration Rights. The rights of any Holder under this Agreement with respect to any Registrable Stock may be transferred to any transferee of such Registrable Stock; provided, however, that (i) the transference of the Registrable Stock or the Warrant is in accordance with Section 8 of the Warrant; (ii) the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (iii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iv) immediately following such transfer the further disposition of such securities by such transferee is restricted under the Securities Act. Except as set forth in this Section 9, no transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

10. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

11. Counterparts; Titles. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. The titles of the Sections of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, overnight Times New Roman or facsimile, directed to (a) the Holders at The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, CA 94104, attention: Christopher V. Dodds, facsimile (415) 636-5877, with a copy to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, at Three Embarcadero Center, Seventh Floor, San Francisco, CA 94111, attention: Lawrence B. Rabkin, facsimile (415) 217-5910; or (b) to the Company at E-Loan, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568, attention: Douglas Galen, facsimile (925) 556-2914, with a copy to E-Loan, Inc., 5875 Arnold Road, Suite 100, Dublin, CA 94568, attention: Edward A. Giedgowd, facsimile: (925) 803-3503, or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. The giving of any notice required hereunder may be waived in writing by the parties hereto. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received.

13. Amendments and Waivers. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least 50% of the Registrable Stock. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each Holder of any securities subject to this Agreement at the time outstanding (including securities into which such securities are convertible), each future Holder and all such securities, and the Company. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14. Severability; Entire Agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms. All prior agreements of the parties concerning the subject matter of this Agreement are expressly superseded by this Agreement. This Agreement contains the entire Agreement of the parties concerning the subject matter hereof. Any oral representations or modifications of this Agreement shall be of no effect.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles.

16. Forum; Waiver of Jury Trial. (a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any California state or federal court sitting in the City and County of San Francisco. The parties hereto hereby (i) submit to the exclusive jurisdiction of any California state or federal court sitting in the City and County of San Francisco for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (ii) waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS OR PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Charles Schwab & Co., Inc.

By:

Name: Christopher V. Dodds

Title: Executive Vice President and

Chief Financial Officer

E-Loan, Inc.

By:___________________________________

Name:

Title:

EXHIBIT E

E-LOAN LICENSES

Jurisdiction State of Alabama

License type & number Exempt from mfg. lic. - HUD approved

Since 09/19/1999

Jurisdiction State of Alabama

License type & number Non-supervised state for consumer finance lenders

Since --

Jurisdiction State of Alaska

License type & number Alaska Business License 248980

Since 11/05/1997

Jurisdiction State of Arkansas

License type & number Exempt from Mortgage Licensing - Agency Approved

Since 03/18/1999

Jurisdiction State of Arkansas

License type & number Non-supervised state for consumer finance lenders

Since --

Jurisdiction State of California DRE

License type & number Real Estate Broker License 01259531

Since 05/13/1999

Jurisdiction State of California

License type & number Finance Lender License, File No: 605 2191 (CA);

& File No: 603 7246 (FL)

Since 02/03/2000

Jurisdiction State of Colorado

License type & number Non-supervised state for first mortgages

Since 11/03/1997

Jurisdiction State of Colorado

License type & number Uniform Consumer Credit Code Supervised

Lenders License No. 967246

Since 01/26/2000

Jurisdiction State of Connecticut

License type & number First Mortgage Lender/Broker 0007115

Since 10/01/1998

Jurisdiction State of Connecticut

License type & number Second Mortgage Lender/Broker 0006783

Since 10/01/1998

Jurisdiction State of Connecticut

License type & number Non-supervised state for consumer

finance lenders

Since --

Jurisdiction State of Delaware

License type & number Chapter 21 Mortgage Broker License 113215

Since 07/28/1998

Jurisdiction District of Columbia

License type & number Mortgage Lender/Broker License 697

Since 01/01/1998

Jurisdiction District of Columbia

License type & number Non-supervised jurisdiction for consumer finance lenders

Since --

Jurisdiction State of Florida

License type & number Correspondent Mortgage Lender Lic. 9901087

Since 05/14/1999

Jurisdiction State of Florida

License type & number Consumer Finance License 160016

Since 03/08/2000

Jurisdiction State of Georgia

License type & number Mortgage Lender License 13189

Since 02/16/1998

Jurisdiction State of Georgia

License type & number Non-supervised state for consumer

finance lenders

Since

Jurisdiction State of Hawaii

License type & number Exempt from Mortgage Licensing - HUD approved

Since 09/14/1999

Jurisdiction State of Idaho

License type & number Mortgage Lender License 1521

Since 03/06/1998

Jurisdiction State of Idaho

License type & number Mortgage Lender License # 995

Since 01/10/2000

Jurisdiction State of Illinois

License type & number Residential Mortgage License #5538

Since 05/12/1999

Jurisdiction State of Indiana

License type & number Loan Broker Registration 96-0082 LB

Since 02/17/1998

Jurisdiction State of Iowa

License type & number Mortgage Broker & Banker License 619

Since 03/30/1998

Jurisdiction State of Iowa

License type & number Consumer Credit Code Notification

Since 01/10/2000

Jurisdiction State of Kansas

License type & number Mortgage Certificate of Registration 97-471

Since 12/18/1997

Jurisdiction Commonwealth of Kentucky

License type & number Exempt from mortgage licensing because

E-Loan is a HUD approved mortgagee.

Since 09/14/1999

Jurisdiction State of Louisiana

License type & number Exempt from licensing - Fannie Mae approved

Since 02/25/1998

Jurisdiction State of Louisiana

License type & number Non-supervised state for consumer

finance lenders

Since

Jurisdiction State of Maine

License type & number Supervised Lender Lic. 1518; Branch Lic. SLB4652

Since 09/25/1998

Jurisdiction State of Maryland

License type & number Mortgage Lenders License 6103

Since 03/23/2000

Jurisdiction State of Maryland

License type & number Consumer Loan License 887 (CA)

Since 03/17/2000

Jurisdiction Commonwealth of Massachusetts

License type & number Small Loan Agency License Number SL0778.

Certificate 0038434

Since 02/17/2000

Jurisdiction State of Michigan

License type & number Registered Mortgage Broker & Lender No. FR0783

Since 10/12/1999

Jurisdiction State of Michigan

License type & number Secondary Mortgage Broker/Lender Reg.

No. SR-0569

Since 11/08/1999

Jurisdiction State of Minnesota

License type & number Residential Mortgage Originator No. MO 20184170

Since 10/28/1997

Jurisdiction State of Mississippi

License type & number Non-supervised state for mortgages

Since 11/24/1997

Jurisdiction State of Mississippi

License type & number Non-supervised state for consumer

finance lenders

Since --

Jurisdiction State of Missouri

License type & number Exempt from mtg. lic. - Fannie Mae approved

Since 02/25/1999

Jurisdiction State of Missouri

License type & number Chapter 367 Small Loan Company License

367-99-574(CA); 367-99-575 (FL)

Since 03/08/2000

Jurisdiction State of Montana

License type & number Non-supervised state for mortgages

Since 10/20/1997

Jurisdiction State of Nebraska

License type & number Mortgage banker License

Since 03/02/1998

Jurisdiction State of Nevada

License type & number Exempt letter allowing us to originate mortgages online

Since 12/18/1997

Jurisdiction State of New Hampshire

License type & number First Mortgage Banker & Broker

License No. 6103-MB

Since 01/20/2000

Jurisdiction State of New Hampshire

License type & number Second Mortgage Home Loan Lender

License No. 7712-MHL

Since 01/20/2000

Jurisdiction State of New Mexico

License type & number Mortgage Certificate of Exemption/

Section 58-21-6(H)

Since 01/27/1998

Jurisdiction State of New Mexico

License type & number Non-supervised state for consumer

finance lenders

Since --

Jurisdiction State of New York

License type & number File No. A004496

Since 03/06/1998

Jurisdiction State of North Carolina

License type & number Mortgage Banker No. A 1467

Since 09/23/1998

Jurisdiction State of North Dakota

License type & number Money Broker A-0499

Since 03/10/1998

Jurisdiction State of Ohio

License type & number Exempt from first mtg. Lic. - Fannie

Mae approved

Since 05/17/1999

Jurisdiction State of Oklahoma

License type & number Exempt from Mortgage Licensing - Fannie

Mae approved

Since 02/25/1999

Jurisdiction State of Oregon

License type & number Order to Transact Business Mtg.

Bnkr/Br MB/B-1409

Since 02/12/1998

Jurisdiction Commonwealth of Pennsylvania

License type & number First Mortgage Banker License No. 1549

Since 07/20/1999

Jurisdiction Commonwealth of Pennsylvania

License type & number Secondary Mortgage Lender License No. 1857

Since 07/20/1999

Jurisdiction Commonwealth of Pennsylvania

License type & number Consumer Discount Company Licenses

3373 (PA), 3374 (CA), 3375 (FL)

Since 02/17/2000

Jurisdiction State of Rhode Island and Providence Plantations

License type & number Licensed Lender 99001044 LL; Licensed Mtg.

Loan Broker 200010086 LB

Since 12/03/1999

Jurisdiction State of South Carolina

License type & number Until Licensed, may lend if don't

exceed 12% rate limit

Since --

Jurisdiction State of South Dakota

License type & number Mortgage Lender License #4118 ML

Since 11/19/1997

Jurisdiction State of South Dakota

License type & number Non-supervised state for consumer

finance lenders

Since --

Jurisdiction State of Tennessee

License type & number Residential Lending & Brokerage 0000000375

Since 01/01/1998

Jurisdiction State of Texas

License type & number Non-supervised state for first mortgages

Since 12/06/1997

Jurisdiction State of Utah

License type & number Residential First Mortgage Notification

Since 01/16/1998

Jurisdiction State of Utah

License type & number Consumer Credit Notification

Since 01/20/2000

Jurisdiction State of Vermont

License type & number Lender 4576 (CA), 4577 (FL),

Mtg Brkr 0181 MB (CA)

Since 10/06/1998

Jurisdiction Commonwealth of Virginia

License type & number Mortgage Lender and Broker License No. MLB-642

Since 12/13/1999

Jurisdiction State of Virginia

License type & number Non-supervised state for consumer

finance lenders

Since --

Jurisdiction State of Washington

License type & number Mortgage Broker License 510-MB-1007-00

Since 03/02/1998

Jurisdiction State of West Virginia

License type & number Non-supervised state for mortgages

Since 10/14/1997

Jurisdiction State of West Virginia

License type & number Non-supervised state for consumer

finance lenders

Since --

Jurisdiction State of Wisconsin

License type & number Mortgage Banker Certificate of Registration 1170

Since 09/21/1998

Jurisdiction State of Wyoming

License type & number Non-supervised state for mortgages

Since 10/15/1997

EXHIBIT F

NOTICES

Notices to E-Loan, Inc.:

E-Loan, Inc.

5875 Arnold Drive, Suite 100

Dublin, California 94568

Attn: Douglas Galen, Vice President

Telephone: (925) 560-2620

Facsimile: (925) 556-2914

With a copy to:

Edward A. Giedgowd, Esq.

E-Loan, Inc.

5875 Arnold Drive, Suite 100

Dublin, California 94568

Telephone: (925) 560-2631

Facsimile: (925) 803-3503

Notices to Charles Schwab & Co., Inc.:

Charles Schwab & Co., Inc.

The Schwab Building

101 Montgomery Street

San Francisco, CA 94104

Attn: Christopher D. Dodds

Executive Vice-President & Chief Financial Officer

Telephone: (415) 627-7000

Facsimile: (415) 636-5877